UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2019
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	GNMX	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 20, 2019, Aevi Genomic Medicine, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of seven directors to hold office until the 2020 Annual Meeting of Stockholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Sol J. Barer	31,514,669	1,525,659	24,786	18,616,186
Eugene A. Bauer	31,478,816	1,558,812	27,486	18,616,186
Matthew D. Bayley	31,501,488	1,530,547	33,079	18,616,186
Alastair Clemow	31,516,368	1,518,527	30,219	18,616,186
Michael F. Cola	31,516,970	1,520,654	27,490	18,616,186
Barbara G. Duncan	28,236,248	4,797,825	31,041	18,616,186
Joseph J. Grano	31,493,864	1,543,764	27,486	18,616,186

 Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2019.

For	Against	Abstained
50,912,726	667,317	101,257

 Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
31,274,263	1,703,403	87,448	18,616,186

Proposal 4: Indication, on a non-binding, advisory basis, of the preferred frequency of further executive compensation advisory votes.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
28,101,842	225,879	4,683,758	53,635	18,616,186

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

Date: June 24, 2019